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Exhibit 10.10

CAPSTONE TURBINE CORPORATION 2000 EQUITY INCENTIVE PLAN
STOCK BONUS AGREEMENT

        THIS AGREEMENT is made and entered into on this        day of                , 20    , by and between Capstone Turbine Corporation (the "Company") and [Participant] (the "Participant"), in connection with the grant of a Stock Bonus made on                    , 20    (the "Grant Date") under the Capstone Turbine Corporation 2000 Equity Incentive Plan, as amended and restated September 10, 2004 (the "Plan"). In consideration of the foregoing, the parties have entered into this Agreement to govern the terms of this Stock Bonus:

          1.    Stock Bonus Grant.    Subject to the terms and conditions set forth in the Plan and herein, the Company grants to the Participant a Stock Bonus award covering [number of shares] shares, subject to adjustment as provided in Section 15 of the Plan. Upon the performance of the conditions of Paragraph 3, the shares covered by this Stock Bonus will be transferred to the Participant. The rights in the Stock Bonus award will be forfeited if the Participant ceases to be an Employee to the extent that the shares have not been transferred to the Participant in accordance with the schedule in Paragraph 3.

          2.    Transfer of Stock Bonus.    Except for transfers pursuant to a will or the laws of descent and distribution, this Stock Bonus is not transferable and the Participant may not make any disposition of the shares of Common Stock described herein, or any interest herein, prior to the dates that such shares are transferred to the Participant as described in Paragraph 3; provided, however, that the Stock Bonus may be transferred to the extent consented to by the Committee. As used herein, "disposition" means any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and whether during the Participant's lifetime or upon or after the Participant's death, including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment, except a transfer by will or by the laws of descent or distribution. Any attempted disposition in violation of this Paragraph is void.

          3.    Vesting of Stock Bonus.

            (a)   The Common Stock covered by this Stock Bonus shall be transferred to the Participant as fully vested shares in accordance with the following schedule, except as provided in Paragraph 4, provided that the Participant continues to be an Employee during such periods:

On and After	Stock Bonus Shares Transferred
First Anniversary of Grant Date	25%
Second Anniversary of Grant Date	Additional 25%
Third Anniversary of Grant Date	Additional 25%
Fourth Anniversary of Grant Date	Additional 25%

            (b)   In the event of a transaction described in Section 15 of the Plan, the terms governing Restricted Stock under the Plan shall apply to this Stock Bonus.

          4.    Termination of Services.

            (a)   On the date that a Participant ceases to be an Employee, for any reason other than death or disability, the Participant will forfeit the right to receive all shares that have not yet been transferred and become vested in accordance with the schedule set forth in Paragraph 3.

            (b)   On the date that a Participant ceases to be an Employee because of death or disability, all shares of Common Stock covered by this Stock Bonus award will be transferred to the Participant (or legal representative) and shall be fully vested without regard to the schedule set forth in Paragraph 3.

            (c)   For purposes of this Stock Bonus, a "disability" shall be defined in accordance with section 22(e)(3) of the Code.

          5.    Status of Participant.    Prior to the date that shares are transferred to the Participant pursuant to this Agreement or the Plan, the Participant will not be a stockholder of the Company with respect to Common Stock covered by the Stock Bonus and shall not be entitled to receive dividends and exercise voting rights with respect thereto. The Company is not required to deliver shares of Common Stock to the Participant until the conditions for transfer have occurred, all applicable requirements of law have been complied with and such shares shall have been duly listed on any securities exchange on which the Common Stock may then be listed.

          6.    Tax Withholding.    At the time that any portion of the Stock Bonus becomes vested and shares of Common Stock covered by the Stock Bonus are transferred to the Participant, the Company shall withhold from the shares to be delivered a number of shares that have a Fair Market Value equivalent to the tax withholdings that are required to be remitted by the Company to the appropriate governmental entities on behalf of the Participant with respect to such transaction and shall direct the brokerage firm that has been selected by the Company to administer the Plan, to sell such shares and remit the proceeds to the Company. The parties intend this authorization to constitute a plan pursuant to the provisions of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in order to authorize the disposition of Common Stock. The plan shall commence on the date hereof and terminate on the completion of all transactions contemplated herein. In addition, the Participant shall have the right to suspend or terminate the plan at any time by delivering written notice in the manner that is prescribed by the Company. In the event the plan is suspended or terminated, the Participant does hereby consent to withholding by the Company from cash compensation otherwise due to Participant in an amount that is sufficient to satisfy the Company's tax withholding obligations. Participant further agrees to immediately tender additional funds that may be needed for tax withholding purposes at the request of the Company.

          7.    No Effect on Capital Structure.    This Stock Bonus shall not affect the right of the Company or any Subsidiary to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

          8.    Committee Authority.    Any question concerning the interpretation of this Agreement, any adjustments required to be made under the Plan and any controversy that may arise under the Plan or this Agreement shall be determined by the Committee in its sole discretion. Such decision by the Committee shall be final and binding.

          9.    Plan Controls.    The terms of this Agreement are governed by the terms of the Plan, as it exists on the date of this Agreement and as the Plan is amended from time to time. A copy of the Plan, and all amendments thereto, has been delivered or made available to the Participant and shall be deemed a part of this Agreement as if fully set forth herein. In the event of any conflict between the provisions of the Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise. For purposes of this Agreement, the defined terms in the Plan shall have the same meaning in this Agreement, except where the context otherwise requires. The term "Section" generally refer to provisions within the Plan. The term "Paragraph" shall refer to a provision of this Agreement.

          10.    Notice.    Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. The Company or Participant may change, by written notice to the other, the address previously specified for receiving notices. Notices delivered to the Company shall be addressed as follows:

Capstone Turbine Corporation Attn: Jayme Brooks 21211 Nordhoff Street Chatsworth, CA 91311
Phone:	(818) 734-5300
Fax:	(818) 734-1033

  Notices to the Participant shall be hand-delivered to the Participant on the premises of the Company or its Subsidiaries, or mailed to the last address shown on the records of the Company.

          11.    Information Confidential.    As partial consideration for the granting of this Stock Bonus, the Participant agrees that he or she will keep confidential all information and knowledge that the Participant has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

          12.    Amendment.    The Company, acting through the Committee or through the Board, may amend this Agreement at any time for any purpose determined by the Company in its sole discretion that is consistent with the Plan, including but not limited to an amendment to accelerate the vesting schedule set forth in Paragraph 3 due to normal retirement or other special circumstances, or to permit transfers of the Stock Bonus to certain individuals specified by the Participant. All amendments must be in writing. The Company may not amend this Agreement, however, without the Participant's express agreement to any amendment that could adversely effect the material rights of the Participant.

          13.    Governing Law.    Except as is otherwise provided in the Plan, where applicable, the provisions of this Agreement shall be governed by the internal laws of the State of California, without regard to the principles of conflicts of laws thereof.

        IN WITNESS WHEREOF, effective as of                        , 20    , an authorized officer of the Company has executed this Agreement; the Participant's acceptance of the terms of this Agreement shall be evidenced electronically through the procedures established by the Company.

                      CAPSTONE TURBINE CORPORATION

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  Exhibit 10.10
CAPSTONE TURBINE CORPORATION 2000 EQUITY INCENTIVE PLAN STOCK BONUS AGREEMENT